Exhibit 1.2

PRICING AGREEMENT

May 31, 2018

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

MUFG Securities EMEA plc

Ropemaker Place

25 Ropemaker Street

London EC2Y 9AJ

United Kingdom

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

Ladies and Gentlemen:

Corning Incorporated, a New York corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 31, 2018 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II-A, Schedule II-B and Schedule II-C hereto (the “Designated Securities” ). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty that refers to the Pricing Disclosure Package or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Pricing Disclosure Package or Prospectus, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Pricing Disclosure Package or the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree to purchase from the Company, severally and not jointly, at the time and place and at the purchase price to the Underwriters set forth in Schedule II-A, Schedule II-B and Schedule II-C hereto, as applicable, the principal amount of Securities set forth opposite the name of such Underwriters in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

Very truly yours,

CORNING INCORPORATED

By	/s/ Stephen C. Propper
Name: Stephen C. Propper
Title: Vice President and Treasurer

I-1

Accepted as of the date hereof:

MERRILL LYNCH INTERNATIONAL

By	/s/ Christopher Cote
Name: Christopher Cote
Title: Director

2

Accepted as of the date hereof:

MUFG SECURITIES EMEA PLC

By	/s/ James Morgan
Name: James Morgan
Title: Authorised Signatory

3

Accepted as of the date hereof:

SMBC NIKKO SECURITIES AMERICA, INC.

By	/s/ Yoshihiro Satake
Name: Yoshihiro Satake
Title: Managing Director

4

SCHEDULE I

Underwriter	Principal Amount of 0.722% Notes due 2025 to be Purchased	Principal Amount of 1.043% Notes due 2028 to be Purchased	Principal Amount of 1.219% Notes due 2030 to be Purchased
Merrill Lynch International	¥2,500,000,000	¥7,600,000,000	¥6,250,000,000
MUFG Securities EMEA plc	¥5,000,000,000	¥15,300,000,000	¥12,500,000,000
SMBC Nikko Securities America, Inc.	¥2,500,000,000	¥7,600,000,000	¥6,250,000,000

Total	¥10,000,000,000	¥30,500,000,000	¥25,000,000,000

5

SCHEDULE II-A

Title of Designated Securities	0.722% Notes due 2025 (the “2025 Notes”)

Aggregate Principal Amount	¥10,000,000,000

Price to Public	100.000%

Purchase Price by Underwriters	99.500%

Specified Funds for Payment of Purchase Price	Same day funds in Japanese yen

Indenture	Indenture, dated as of November 8, 2000, between Corning Incorporated and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee

Maturity	June 6, 2025

Interest Rate	0.722% per annum

Interest Payment Dates	Each June 7 and December 7, commencing on December 7, 2018

Sinking Fund Provisions	None

Defeasance Provisions	The 2025 Notes are subject to the Company’s ability to choose “full defeasance” or “covenant defeasance” as described in the preliminary prospectus supplement.

Applicable Time	9:31 a.m. (Tokyo time) on May 31, 2018

Time of Delivery	9:00 a.m. (London time) on June 7, 2018

Closing Location	Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004

Delayed Delivery	n/a

Names and Addresses of Representatives

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

MUFG Securities EMEA plc

Ropemaker Place

25 Ropemaker Street

London EC2Y 9AJ

United Kingdom

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

Designated Representatives

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

MUFG Securities EMEA plc

Ropemaker Place

25 Ropemaker Street

London EC2Y 9AJ

United Kingdom

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

Address for Notices, etc.

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Attention: Syndicate Desk

Facsimile: +44 207 995-0048

MUFG Securities EMEA plc

Ropemaker Place

25 Ropemaker Street

London EC2Y 9AJ

United Kingdom

Attention: Legal – Primary Markets

Email: legal-primarymarkets@int.sc.mufg.jp

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

Attention: Debt Capital Markets – Transaction Management

SCHEDULE II-B

Title of Designated Securities	1.043% Notes due 2028 (the “2028 Notes”)

Aggregate Principal Amount	¥30,500,000,000

Price to Public	100.000%

Purchase Price by Underwriters	99.400%

Specified Funds for Payment of Purchase Price	Same day funds in Japanese yen

Indenture	Indenture, dated as of November 8, 2000, between Corning Incorporated and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee

Maturity	June 7, 2028

Interest Rate	1.043% per annum

Interest Payment Dates	Each June 7 and December 7, commencing on December 7, 2018

Sinking Fund Provisions	None

Defeasance Provisions	The 2028 Notes are subject to the Company’s ability to choose “full defeasance” or “covenant defeasance” as described in the preliminary prospectus supplement.

Applicable Time	9:31 a.m. (Tokyo time) on May 31, 2018

Time of Delivery	9:00 a.m. (London time) on June 7, 2018

Closing Location	Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004

Delayed Delivery	n/a

Names and Addresses of Representatives

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

MUFG Securities EMEA plc

Ropemaker Place

25 Ropemaker Street

London EC2Y 9AJ

United Kingdom

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

Designated Representatives

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

MUFG Securities EMEA plc

Ropemaker Place

25 Ropemaker Street

London EC2Y 9AJ

United Kingdom

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

Address for Notices, etc.

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Attention: Syndicate Desk

Facsimile: +44 207 995-0048

MUFG Securities EMEA plc

Ropemaker Place

25 Ropemaker Street

London EC2Y 9AJ

United Kingdom

Attention: Legal – Primary Markets

Email: legal-primarymarkets@int.sc.mufg.jp

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

Attention: Debt Capital Markets – Transaction Management

SCHEDULE II-C

Title of Designated Securities	1.219% Notes due 2030 (the “2030 Notes”)

Aggregate Principal Amount	¥25,000,000,000

Price to Public	100.000%

Purchase Price by Underwriters	99.380%

Specified Funds for Payment of Purchase Price	Same day funds in Japanese yen

Indenture	Indenture, dated as of November 8, 2000, between Corning Incorporated and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee

Maturity	June 7, 2030

Interest Rate	1.219% per annum

Interest Payment Dates	Each June 7 and December 7, commencing on December 7, 2018

Sinking Fund Provisions	None

Defeasance Provisions	The 2030 Notes are subject to the Company’s ability to choose “full defeasance” or “covenant defeasance” as described in the preliminary prospectus supplement.

Applicable Time	9:31 a.m. (Tokyo time) on May 31, 2018

Time of Delivery	9:00 a.m. (London time) on June 7, 2018

Closing Location	Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004

Delayed Delivery	n/a

Names and Addresses of Representatives

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

MUFG Securities EMEA plc

Ropemaker Place

25 Ropemaker Street

London EC2Y 9AJ

United Kingdom

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

Designated Representatives

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

MUFG Securities EMEA plc

Ropemaker Place

25 Ropemaker Street

London EC2Y 9AJ

United Kingdom

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

Address for Notices, etc.

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Attention: Syndicate Desk

Facsimile: +44 207 995-0048

MUFG Securities EMEA plc

Ropemaker Place

25 Ropemaker Street

London EC2Y 9AJ

United Kingdom

Attention: Legal – Primary Markets

Email: legal-primarymarkets@int.sc.mufg.jp

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

Attention: Debt Capital Markets – Transaction Management]

SCHEDULE III

Documents in Pricing Disclosure Package:

(a) Issuer Free Writing Prospectus:

•	Final term sheet substantially in the form set forth in Schedule IV hereto, as filed with the Commission pursuant to Rule 433 and dated May 31, 2018.

(b) Additional Information in Pricing Disclosure Package:

None.

(c) Additional Documents Incorporated by Reference:

None.

Additional Issuer Free Writing Prospectus Not in Pricing Disclosure Package:

Roadshow Presentation relating to the Company and Designated Securities, released May 2018

III-1

SCHEDULE IV

Filed Pursuant to Rule 433

Registration No. 333-222158

Supplementing the Preliminary Prospectus

Supplement dated May 25, 2018

(To a Prospectus dated December 19, 2017)

PRICING TERM SHEET

May 31, 2018

Issuer:	Corning Incorporated
Expected Ratings (Moody’s/S&P)*:	[Reserved]
Trade Date:	May 31, 2018
Settlement Date (T+5)**:	June 7, 2018
Denominations:	¥100,000,000 and integral multiples of ¥10,000,000 in excess thereof
Joint Book-Running Managers:	Merrill Lynch International MUFG Securities EMEA plc SMBC Nikko Securities America, Inc.

0.722% Notes due 2025

Security:	0.722% Notes due 2025 (the “2025 Notes”)
Principal Amount:	¥10,000,000,000
Maturity Date:	June 6, 2025
Coupon:	0.722% per annum
Interest Payment Dates:	Semi-annually on June 7 and December 7, commencing December 7, 2018
Price to Public:	100.000%
Price to Underwriters:	99.500%
Reference Rate:	0.162% (equivalent to 7-year Swap Mid Rate on Bloomberg “GDCO 157 <GO>”, rounded up to three decimal places)
Spread to Reference Rate:	+ 56 bps
Yield to Maturity:	0.722%
Day Count:	30/360
Redemption:	The notes will not be redeemable prior to maturity unless certain events occur involving United States taxation as described in the Preliminary Prospectus Supplement dated May 25, 2018
Business Day Centers:	New York, Tokyo and London
Governing Law:	State of New York
Record Dates:	May 24 and November 23 of each year

1.043% Notes due 2028

Security:	1.043% Notes due 2028 (the “2028 Notes”)
Principal Amount:	¥30,500,000,000
Maturity Date:	June 7, 2028
Coupon:	1.043% per annum
Interest Payment Dates:	Semi-annually on June 7 and December 7, commencing December 7, 2018
Price to Public:	100.000%
Price to Underwriters:	99.400%

IV-1

Reference Rate:	0.263% (equivalent to 10-year Swap Mid Rate on Bloomberg “GDCO 157 <GO>”, rounded up to three decimal places)
Spread to Reference Rate:	+ 78 bps
Yield to Maturity:	1.043%
CUSIP / ISIN / Common Code:	219350BH7 / XS1833010710 / 183301071
Day Count:	30/360
Redemption:	The notes will not be redeemable prior to maturity unless certain events occur involving United States taxation as described in the Preliminary Prospectus Supplement dated May 25, 2018
Business Day Centers:	New York, Tokyo and London
Governing Law:	State of New York
Record Dates:	May 24 and November 23 of each year

1.219% Notes due 2030 (except to the extent described below, the terms of the 2030 Notes are the same as the terms of the 2025 Notes and the 2028 Notes)

Security:	1.219% Notes due 2030 (the “2030 Notes”)
Principal Amount:	¥25,000,000,000
Maturity Date:	June 7, 2030
Coupon:	1.219% per annum
Interest Payment Dates:	Semi-annually on June 7 and December 7, commencing December 7, 2018
Price to Public:	100.000%
Price to Underwriters:	99.380%
Reference Rate:	0.339% (equivalent to 12-year Swap Mid Rate on Bloomberg “GDCO 157 <GO>”, rounded up to three decimal places)
Spread to Reference Rate:	+ 88 bps
Yield to Maturity:	1.219%
CUSIP / ISIN / Common Code:	219350BJ3 / XS1833010801 / 183301080
Day Count:	30/360
Payment of Additional Amounts:	Additional amounts, if any, will be payable as described under the caption “Description of the Notes—Payment of Additional Amounts” in the Preliminary Prospectus Supplement dated May 25, 2018.
Redemption:	The notes will not be redeemable prior to maturity unless certain events occur involving United States taxation as described in the Preliminary Prospectus Supplement dated May 25, 2018.
Business Day Centers:	New York, Tokyo and London
Governing Law:	State of New York
Record Dates:	May 24 and November 23 of each year
Currency of Payment:	All payments of interest and principal, including payments made upon any redemption of the notes, will be made in yen as and to the extent described under the caption “Description of the Notes—Issuance in Yen; Payment on the Notes” in the Preliminary Prospectus Supplement dated May 25, 2018.
Ranking:	The notes are unsecured and rank equally with all of the Issuer’s other unsecured and unsubordinated indebtedness from time to time outstanding.
Further Issuances:	The Issuer may from time to time, without notice to or consent of the holders, issue further notes ranking equally and ratably with the notes in all respects, as described under the caption “Description of the Notes—Further Issuances” in the Preliminary Prospectus Supplement dated May 25, 2018.

IV-2

Use of Proceeds:	General corporate purposes as described in the Preliminary Prospectus Supplement dated May 25, 2018
Sinking Fund:	There is no sinking fund for the notes.
Covenants and Defeasance:

The notes will be entitled to the benefit of the covenants described under the caption “Description of Debt Securities—Restrictive Covenants and Defeasance” in the Prospectus dated December 19, 2017.

While the Issuer is generally permitted to merge or consolidate with another entity or sell all its assets substantially as an entirety to another entity, the Issuer may not take these actions unless as described under the caption “Description of Debt Securities—Mergers and Similar Transactions” in the Prospectus dated December 19, 2017.

The notes will be subject to “full defeasance” and “covenant defeasance” as described under the caption “Description of the Notes—Defeasance” in the Preliminary Prospectus Supplement dated May 25, 2018.

Book-Entry and Settlement:	The notes will be issued in the form of one or more global securities in definitive, fully registered form without interest coupons. The global securities will be deposited with a common depositary for Euroclear Bank SA/NV and Clearstream Banking S.A., all as described under the caption “Description of the Notes—Book-Entry and Settlement” in the Preliminary Prospectus Supplement dated May 25, 2018.
Trustee:	The Bank of New York Mellon Trust Company, N.A.
Paying Agent:	The Bank of New York Mellon acting through its London Branch

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

** We expect that delivery of the notes will be made against payment therefor on or about June 7, 2018, which is the 5th Tokyo business day following the date of this term sheet (such settlement cycle being referred to as “T+5”). Under the E.U. Central Securities Depositaries Regulation, trades in the secondary market generally are required to settle in two London business days unless the parties to such trade expressly agree otherwise. Also, under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two New York business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes earlier than the 2nd London business day or the 2nd New York business day before June 7, 2018 will be required, by virtue of the fact that the notes initially will settle T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement, and so should consult their own advisors.

The 2025 Notes, the 2028 Notes and the 2030 Notes are being offered separately, and are not part of a unit. The closing of each series of notes is not conditioned on the closing of any other series of notes.

MiFID II professionals/ECPs-only / No PRIIPs KID – Manufacturer target market (MIFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as not available to retail in EEA.

The Issuer has filed a registration statement (including a prospectus relating to each series of notes and the preliminary prospectus supplement relating to the 2025 Notes and the 2028 Notes) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the preliminary prospectus supplement relating to the securities described above in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch International at (800) 294-1322 (toll free), MUFG Securities EMEA plc at +44-20-7577-2206 or by calling SMBC Nikko Securities America, Inc. at (888) 868-6856.

IV-3